UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Highmark Funds
(Name of Registrant as Specified in its Charter)

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HIGHMARK FUNDS
HighMark Small Cap Value Fund
HighMark Income Plus Allocation Fund
HighMark Balanced Fund

Recently we sent you proxy material regarding the Special Meeting of Shareholders adjourned to October 29, 2010.  The meeting has been further adjourned for certain proposals to November 18, 2010.  The Fund’s records indicate that we have not received your important vote.  We urge you to vote as soon as possible.

1-866-615-7269

Voting is
very important
 for your investment and the
operation of the Fund.
Please vote now to be sure
your vote is received in time
for the November 18, 2010
Adjourned
Special Meeting
of Shareholders.

HighMark Funds has made it very easy for you to vote. Choose one of the following methods:

●	Speak to a live proxy specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

●	Log on to the website listed on your proxy card, enter your control number located on your proxy card, and vote by following the on-screen prompts.

●	Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

●	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.